SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

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    /X/  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                        CTC COMMUNICATIONS GROUP, INC.
--------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                      CTC COMMUNICATIONS GROUP, INC.
                            220 BEAR HILL ROAD
                          WALTHAM, MASSACHUSETTS 02451
                             ------------------------
                          NOTICE AND PROXY STATEMENT FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                         OF CTC COMMUNICATIONS GROUP, INC.
                                 TO BE HELD ON
                              THURSDAY, JUNE 11, 2001
                             --------------------------
To our Shareholders:

	You are invited to attend our 2001 Annual Meeting of Shareholders, which will be held on Monday, June 11, 2001, at 9:30 a.m., at our executive offices located at 220 Bear Hill Rd., Waltham, Massachusetts. At the Annual Meeting, holdings of our outstanding shares of common stock and preferred stock will act on the following matters:

	(1)	Election of four Class I directors, each for a term of
three years;

	(2)	Ratification of the appointment of the Company's
independent auditors for 2001; and

	(3)	any other matters that properly come before the meeting.

	All holders of record of shares of CTC Communications Group, Inc. Common Stock and Series B Redeemable Convertible Preferred Stock at the close of business on May 1, 2001 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

	Please vote promptly whether or not you plan to attend the meeting. Please sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope or you may also vote your shares either via telephone or the Internet. Please read the instructions printed on the top portion of your proxy card. The Company's transfer agent, which is tabulating the votes, will count the last vote received from a stockholder, whether by telephone, proxy, ballot or electronically through the Internet. Please note that all votes cast via telephone or Internet must be cast prior to 5:00 p.m., Eastern Daylight Saving Time, on Friday, June 8, 2001.



                                       By order of the Board of Directors,
                                                     [SIG]
                                       Robert J. Fabbricatore,
                                       Chairman and Chief Executive Officer
May 3, 2001

                       CTC COMMUNICATIONS GROUP, INC.
                            220 BEAR HILL ROAD
                          WALTHAM, MASSACHUSETTS 02451
                            ------------------------
        Approximate Date of Mailing to Stockholders:  May 10, 2001
                            ------------------------
                                PROXY STATEMENT
                             ---------------------
	This proxy statement contains information related to the annual meeting of shareholders of CTC Communications Group, Inc., or the "Company," to be held on Monday, June 11, 2001, at 9:30 a.m., at the offices of the Company located at 220 Bear Hill Rd., Waltham, Massachusetts 02451, and at any postponements or adjournments of the meeting.

ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will act on matters that are properly presented at the meeting, including the election of four Class I directors of the Company's Board of Directors and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. In addition, the Company's management will report on the performance of the Company for the nine month transition period ended December 31, 2000 and respond to questions from shareholders.

WHO MAY ATTEND AND VOTE AT THE MEETING?

Any holder of record of Common Stock or Series B Convertible Preferred Stock at the close of business on May 1, 2001, the record date, is entitled to attend and vote at the meeting. On the record date we had _______ shares of Common Stock entitled to one vote per share and 200,000 shares of Series B Preferred Stock outstanding entitled to 4,200,000 votes, for a total of ________ votes. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

Holders of a majority interest of all of the Common Stock and Series B Convertible Preferred Stock issued, outstanding and entitled to vote on the record date must be present at the meeting, either in person or by proxy, to establish a quorum. Proxies that we receive that are marked "withhold" or "abstain" will be considered present at the meeting for purposes of establishing a quorum.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. You may also vote by telephone or via the Internet. Please refer to the instructions on the top portion of your proxy card.

CAN I CHANGE MY VOTE AFTER I HAVE VOTED?

Yes. Even after you have submitted your proxy either by mail, telephone or via the Internet, you may change your vote at any time before the proxy is exercised by delivering to the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. You may also change your vote by attending the meeting and using the ballot that will be supplied to you there, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is included with the description of each item in this proxy statement. In summary, the Board recommends a vote:

    - FOR the election of the nominated slate of Class I directors;
    - FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2001.

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    - ELECTION OF DIRECTORS. The nominees who receive the most votes represented in person or by proxy and entitled to vote at the meeting will be elected no matter how many votes are cast. A properly executed proxy marked "WITHHOLD" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    - OTHER ITEMS. All other proposals to be considered at the meeting will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item at the meeting. A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                              Proposal Number One:
                             Election of Directors

   Our bylaws provide that our Board of Directors must consist of not less than three nor more than twelve members. Our bylaws also provide that the Board of Directors is classified into three classes, as nearly as equal in number as possible, so that each director serves for three years and until their successors are duly elected and qualified, and one class of directors will be elected each year. We currently have eleven members on our Board of
Directors: four Class I Directors (Messrs. Hermann, Maroni, Sillari and Redfield), three Class II Directors (Messrs. Murphy, Nunnelly and Santagati) and four Class III Directors (Messrs. Fabbricatore, Sperling, Troupe and Ms. Courage). The terms of the Class II and Class III Directors expire upon the election and qualification of their successors at the Annual Meetings of Stockholders to be held in 2002 and 2003, respectively.

   Messrs. Hermann, Maroni, Redfield and Sillari have been nominated to stand for re-election as Class I Directors at this meeting to hold office until the Annual Meeting of Stockholders in 2004 and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote all shares represented by a proxy which has been properly executed, returned and not revoked for the election of each of Henry Hermann, Kevin J. Maroni, Carl Redfield and Ralph C. Sillari as Class I Directors for a three-year term unless you specify otherwise in the proxy. We expect that each nominee will be able to serve, but if any of the nominees is unable to serve, all proxies may be voted for a substitute nominee designated by the Board of Directors. The experience and qualifications of these nominees are summarized below:

   Henry Hermann became a director of the Company in September 1996. Since November 1997, he has operated Hermann Companies, a financial services company. Mr. Hermann is registered as an Investment Advisor with the State of Texas, a Chartered Financial Analyst and, as an independent contractor, offers general securities through SWS Financial. In 1997, he was employed by Kuhns Brothers & Company, Inc., as a principal and Executive Vice President. For the previous nine years, he was employed by WR Lazard, Laidlaw and Luther, Inc., a securities brokerage firm, as Vice President, Securities Analyst and Portfolio Manager. Mr. Hermann has been an NASD Board of Arbitrators Member since 1991.

   Kevin J. Maroni became a director of the Company in April 1998 as one of the two designees of the Series A preferred stockholders. Mr. Maroni is a managing general partner of Spectrum which he joined at inception in 1994. Spectrum is a leading private equity fund which manages over $2.7 billion of capital for investment in the communications service and infrastructure industries. Prior to joining Spectrum, he worked at Time Warner Telecommunications and Harvard Management Company. Mr. Maroni is a director of Adero, Inc.; PathNet, Inc.; Formus Communications, Inc.; SevenSpace, Inc.; Mobile Satellite Ventures, LLC; and Dominion 700, Inc.
Mr. Maroni received an M.B.A. from Harvard Business School and a B.A. from the University of Michigan.


   Carl Redfield became a director of the Company in January 1999. He has been Senior Vice President, Manufacturing and Logistics of Cisco since February 1997. From September 1993 to February 1997 he was Vice President of Manufacturing. Mr. Redfield also is a director of VA Linux Systems Inc., iBasis Inc. and Broadwing Inc.

   Ralph C. Sillari became a director of the Company in October 1997.
Since 1991, Mr. Sillari has been employed by Fleet National Bank where he is currently an Executive Vice President, Manager of Regional Banking.



Recommendation:

   Our Board of Directors recommends that you vote "FOR" the election of each nominee named above.



PROPOSAL 2
RATIFICATION OF INDEPENDEN5T AUDITORS


   Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP ("E&Y"), independent public accountants, as independent auditors to audit the consolidated financial statements of CTC Communications Group for the fiscal year ending December 31, 2001.

    E&Y fees for services rendered curing the nine month transition period ended December 31, 2000 were as follows: $269,860 for the annual audit and audit related services; and $115,214 for tax-related services.

    The Audit Committee has considered whether the provision of tax-related services is compatible with maintaining E&Y's independence.

    Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire, and will be available to respond to questions.


Recommendation:

Our Board of Directors recommends that you vote "FOR" ratification of this appointment.

                Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2001 except as otherwise noted) regarding ownership of Common Stock and Series B Convertible Preferred Stock ("Preferred Stock") by the only persons known to own beneficially more than 5 percent thereof, by the directors individually, by the named executive officers named in the Summary Compensation Table individually, and by all current directors and executive officers of the Company as a group. Where any footnote indicates that shares included in the table are owned by, or jointly with, family members or by an affiliate of such person, the director or executive officer may be deemed to exercise shared voting and investment power with respect to those shares, unless otherwise indicated.

                                                            Beneficial
                                                            Ownership
                                                             -----------------
Name                                                   Number         Percent
------------------------------------------------------------------------------
Preferred Stock
---------------
Thomas H. Lee Equity Fund IV, L.P. (1)................     75,000(1)       37.5%
Bain Capital Fund VI, L.P. (2)........................     75,000(2)       37.5%
Credit Suisse First Boston Equity Partners, L.P.(3)...     35,143(3)       17.6%

Common Stock
-------------
Robert J. Fabbricatore................................  3,658,373 (4)      13.5%
John Hancock Advisers, Inc............................  3,136,750 (4.1)    11.7%
Spectrum Equity Investors II, L.P.....................  2,624,782 (5)       9.7%
Kevin J. Maroni.......................................  2,672,282 (5)(6)    9.9%
Viking Global Performance LLC.........................  1,983,700 (5.1)     7.4%
Thomas H. Lee Equity Fund IV, L.P.....................  1,575,000 (1)(7)    5.6%
Bain Capital Fund VI, L.P.............................  1,575,000 (2)(7)    5.6%
Scott M. Sperling.....................................  1,502,323 (8)       5.3%
Henry Hermann.........................................    384,525 (9)       1.4%
Richard J. Santagati..................................    191,500 (10)        *
Carl Redfield.........................................    106,000 (11)        *
J. Richard Murphy.....................................     59,050 (12)        *
Mark E. Nunnelly......................................     71,992 (13)        *
Ralph C. Sillari......................................     52,000 (14)        *
Katherine D. Courage..................................     55,000 (15)        *
Ralph S. Troupe.......................................     43,750 (16)        *
Steven P. Milton......................................    747,683 (17)      2.8%
David E. Mahan........................................    170,187 (18)        *
John D. Pittenger.....................................    448,898 (19)      1.7%
Frederic Kunzi........................................    129,750 (20)        *
All directors and executive officers as a group
 (21 persons)......................................... 11,055,657 (21)     36.7%
----------
 *Less than 1%.

(1) Thomas H. Lee Equity Fund IV, L.P., together with certain affiliates and other entities and individuals (including Mr. Sperling) jointly filed a Schedule 13D on May
26, 2000 relating to the purchase of an aggregate of 75,000 shares of Preferred Stock, each share of which is currently convertible into 21 shares of Common Stock, and votes on an as converted basis.  The address of Thomas H. Lee Equity Fund IV, L.P. and its affiliates is 75 State St., Boston MA 02109.

(2)  Bain Capital Fund VI, L.P., together with certain affiliates and other entities and individuals jointly filed a Schedule 13D on May 26, 2000 relating to the purchase of an aggregate of 75,000 shares of Preferred Stock, each share of which is currently convertible into 21 shares of Common Stock and votes on an as converted basis.  The address of Bain Capital Fund VI, L.P. and its affiliates is Two Copley Place, Boston MA
02116.

(3)  Represents 35,143 shares of Preferred Stock held by Credit Suisse First Boston
Equity Partners, L.P..  Its address is 11 Madison Ave., New York NY 10010.

(4)  Includes 93,747 shares owned by Mr. Fabbricatore as trustee of a trust for his children and 2,701,270 shares as a general partner of a family partnership; also includes 281,249 shares issuable upon exercise of options exercisable within 60 days of
March 31, 2001. Mr. Fabbricatore's address is c/o CTC Communications Group, Inc., 220
Bear Hill Road, Waltham, Massachusetts 02451.

(4.1) A Schedule 13G/A was filed with the SEC on February 12, 2001 on behalf of John
Hancock Financial Services, Inc. ("JHF"), JHF's direct, wholly-owned subsidiary, John
Hancock Life Insurance Company ("JHLICO"), JHLICO's direct, wholly-owned subsidiary,
John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's direct, wholly-owned subsidiary, The
Berkeley Financial Group, Inc. ("TBFG") and TBFG's wholly-owned subsidiary, John
Hancock Advisers, Inc. ("JHA"), reporting that JHA has direct beneficial ownership of
3,136,750 shares of Common Stock, and that through their parent-subsidiary relationship to JHA, JHF, JHLICO, JHSI and TBFG have indirect, beneficial ownership of these same shares.  The principal business offices of JHF, JHLICO and JHSI are located at John
Hancock Place, P.O. Box 111, Boston, MA 02117. The principal business offices of TBFG and JHA are located at 101 Huntington Avenue, Boston, Massachusetts 02199.

(5)  Includes 280,599 shares issuable upon the exercise of warrants exercisable within
60 days of March 31, 2001.  As partners of Spectrum Equity Investors II, L.P., Kevin J.
Maroni, William P Collatos, Brion B. Applegate and Spectrum Equity Associates II may be
deemed to be beneficial owners of the shares owned by Spectrum. The address of Spectrum and its affiliates is One International Place, 29th Floor, Boston, Massachusetts 02110.

(5.1)  Viking Global Performance LLC together with certain affiliates and other entities and individuals jointly filed a Schedule 13G on January 31, 2001 Viking Global
Performance LLC, Viking Global Investors LP, O. Andreas Halvorsen, Brian T. Olson and
David C. Ott do not directly own any shares of Common Stock, but all may be deemed beneficial owners of 1,983,700 shares of Common Stock, which include 1,440,100 shares directly owned by Viking Global Equities LP.  The business address of these entities and individuals is 280 Park Ave., 35th floor, New York NY 10017.

(6)  Includes 47,500 shares issuable to Mr. Maroni upon the exercise of options exercisable within 60 days of March 31, 2001.  Mr. Maroni's address is c/o Spectrum
Equity Investors II, L.P., One International Place, 29th Floor, Boston, Massachusetts
02110.

(7)  Represents shares of Common Stock which may be acquired upon conversion of the
Preferred Stock and the corresponding number of votes attributable to the Preferred
Stock, as of the record date, May 1, 2001.

(8)  Represents shares of Common Stock that may be acquired upon conversion of
Preferred Stock, which votes on an "as converted" basis.  Of those shares of Common
Stock, Mr. Sperling has direct beneficial ownership of 3,864 shares.  In addition, Mr.
Sperling may be deemed to beneficially own 1,315,650 shares beneficially owned by the
Thomas H. Lee Equity Fund IV, L.P., 45,024 shares beneficially owned by Thomas H. Lee
Foreign Fund IV, L.P. and 127,785 shares beneficially owned by Thomas H. Lee Foreign
Fund IV-B, L.P.  Mr. Sperling, who is managing director of Thomas H. Lee Equity Fund
IV, Thomas H. Lee Foreign Fund IV and Thomas H. Lee Foreign Fund IV-B, expressly disclaims beneficial ownership of the shares beneficially owned by such entities except to the extent of his indirect pecuniary interest in such entities.  Also includes
10,000 shares issuable to Mr. Sperling upon the exercise of options exercisable within
60 days of March 31, 2001. The address for Mr. Sperling is c/o Thomas H. Lee Company,
75 State St., Boston MA 02109.

(9)  Includes 14,625 shares held by Mr. Hermann's spouse, 2000 shares as co-trustee and
66,250 shares issuable upon the exercise of options exercisable within 60 days of March
31, 2001.

(10) Includes 70,000 shares issuable to Mr. Santagati upon the exercise of options exercisable within 60 days of March 31, 2001.

(11) Includes 70,000 shares issuable to Mr. Redfield upon the exercise of options exercisable within 60 days of March 31, 2001.

(12) Includes 51,250 shares issuable to Mr. Murphy upon the exercise of options exercisable within 60 days of March 31, 2001.

(13) Represents shares of Common Stock that may be acquired upon conversion of
Preferred Stock, which votes on an "as converted" basis.  Of those shares of Common
Stock, Mr. Nunnelly may be deemed to beneficially own 38,649 shares beneficially owned by BCIP Associates II, 4,095 shares beneficially owned by BCIP Trust Associates II,
7,098 shares beneficially owned by BCIP Associates II-B, 5,397 shares beneficially owned by BCIP Trust Associates II-B, and 6,783 shares beneficially owned by BCIP
Associates II-C.  Mr. Nunnelly, who is general partner of BCIP Associates II, BCIP
Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP
Associates II-C, expressly disclaims beneficial ownership of the shares beneficially owned by such entities except to the extent of his indirect pecuniary interest in such entities.  Also includes 10,000 shares issuable to Mr. Nunnelly upon the exercise of options exercisable within 60 days of March 31, 2001.


(14) Includes 51,250 shares issuable to Mr. Sillari upon the exercise of options exercisable within 60 days of March 31, 2001.

(15) Includes 55,000 shares issuable to Ms. Courage upon the exercise of options exercisable within 60 days of March 31, 2001.

(16) Includes 43,750 shares issuable to Mr. Troupe upon the exercise of options exercisable within 60 days of March 31, 2001.

(17) Includes 6,750 shares owned by Mr. Milton as trustee of a trust for his children and 225,000 shares issuable upon the exercise of options exercisable within 60 days of
March 31, 2001.

(18) Includes 37,500 shares issuable to Mr. Mahan upon the exercise of options exercisable within 60 days of March 31, 2001.

(19) Includes 100,499 shares issuable to Mr. Pittenger upon the exercise of options exercisable within 60 days of March 31, 2001.

(20) Includes 93,655 shares issuable to Mr. Kunzi upon the exercise of options exercisable within 60 days of March 31, 2001.

(21) Includes the shares issuable upon the exercise of options of warrants exercisable within 60 days of March 31, 2001 and which may be acquired upon conversion of the preferred stock.

Management

Executive Officers and Directors


   Our executive officers and directors, and their ages as of June 11, 2001 are as follows:

           Name           Age Current Office Held
           ----           --- -------------------
 Robert J. Fabbricatore..  58 Chairman and Chief Executive Officer
 Steven P. Milton........  47 President and Chief Operating Officer
 John D. Pittenger.......  48 Executive Vice President-Finance and
                              Administration, Chief Financial Officer,
                              Treasurer and Secretary
 David E. Mahan..........  59 Executive Vice President--Marketing
                              and Strategic Planning
 Michael H. Donnellan....  47 Vice President--Field Operations
 Thomas Fabbricatore.....  42 Vice President--Business Systems
 Anthony D. Vermette.....  40 Vice President--Sales
 Frederick Kunzi.........  49 Vice President and Chief Technology Officer
 Jeffrey C. Lavin........  45 Vice President--Corporate Development
 Russell Oliver..........  39 Vice President--Network Operations
 Katherine D. Courage....  43 Director
 Henry Hermann...........  59 Director
 Kevin J. Maroni.........  37 Director
 J. Richard Murphy.......  57 Director
 Mark E. Nunnelly........  42 Director
 Carl Redfield...........  52 Director
 Richard J. Santagati....  57 Director
 Ralph C. Sillari........  47 Director
 Scott M. Sperling.......  43 Director
 Ralph S. Troupe.........  39 Director


   Robert J. Fabbricatore, a founder of the Company and a director since its inception in 1980, became Chairman of the Board of Directors in March 1983 and served as President from October 1993 to August 1995. Robert J. Fabbricatore is the brother of Thomas Fabbricatore, who is an executive officer of the Company.

   Steven P. Milton has been employed by the Company since 1984 and has served as President and Chief Operating Officer since August 1995. Prior to that, he held various positions within the Company including Branch Manager, District Manager, Regional Manager and Vice President--Sales and Marketing.

   John D. Pittenger has served as Chief Financial Officer since April 14, 1999, as Executive Vice President--Finance and Administration since April 1998 and as Treasurer and Secretary of the Company since August 1989. Mr. Pittenger served as Vice President--Finance from 1991 until April 1998, and as Chief Financial Officer from 1989 to April 1998.

   David E. Mahan joined the Company in October 1995 as Vice President-- Marketing and Strategic Planning and was named Executive Vice President-- Marketing and Strategic Planning in November 1999. Prior to joining the Company, Mr. Mahan held a number of senior management level positions with NYNEX, including Vice President--Sales Channel Management from 1993 to 1995.

   Michael H. Donnellan has been employed by the Company since 1988 in a number of positions. He was named Vice President--Field Operations in 1995.

   Thomas Fabbricatore has been employed by the Company since 1982 in a number of positions. He was named Vice President--Business Systems in 1999. Thomas Fabbricatore is the brother of Robert J. Fabbricatore.

   Anthony D. Vermette has been employed by the Company in a variety of positions since 1987. Mr. Vermette was named Vice President--Sales in 1996.

   Frederick Kunzi joined the Company as a Vice President and Chief
Technology Officer in August 1998. Mr. Kunzi has over 25 years experience in information technology. From 1985 to September 1998, he was employed by Digital Equipment Corporation, most recently as Senior Manager, Global Network Services where he was responsible for Digital's worldwide enterprise network infrastructure.

   Jeffrey C. Lavin joined the Company in June 1998 as Vice President-- Corporate Development. Mr. Lavin has 20 years of sales and operational management experience in the telecommunications industry. From December 1996 to May 1998, Mr. Lavin was Vice President of Sales, Americas/Asia Pacific for NovaSoft Systems, Inc., a software development corporation. From 1979 to 1996, Mr. Lavin was employed by Comlink Incorporated, a communications network integrator, most recently as Senior Vice President. Following the acquisition of Comlink in 1996 by Williams Communications, Mr. Lavin served as Vice President and General Manager of Network Systems Integration.

   Russell Oliver joined the Company in October 1999 as Vice President--Network Operations. From 1985 to 1996, Mr. Oliver was employed by Comlink Incorporated, a communications network integrator, most recently as Vice President of Operations, Following the acquisition of Comlink in 1996 by Williams Communications, Mr. Oliver served as Vice President of Network Systems Integration. From September 1998 to October 1999, Mr. Oliver was employed by LaVigne as Vice President of Operations, where he was responsible for network systems integration throughout North America. Mr. Oliver serves on the Board of Directors of BICSI, a non-profit association that promotes standards and education throughout the telecommunications industry.

   Katherine D. Courage became a director of the Company in April 1999.
Ms. Courage is a managing director in the Global Telecommunications and Media Group in the Investment Banking Department of Credit Suisse First Boston, one of the underwriters of our earlier common stock offerings. Prior to joining Credit Suisse First Boston in September 1996, Ms. Courage worked at Salomon Brothers Inc. for ten years where she was a managing director in the Global Telecommunications Group. Ms. Courage currently serves as a director of NorthEast Optic Network, Inc. Credit Suisse First Boston Equity Partners, L.P., as a Series B preferred stockholder, has appointed Ms. Courage as its designee to the Company's Board of Directors.

   Henry Hermann became a director of the Company in September 1996.
Since November 1997, he has operated Hermann Companies, a financial services company. Mr. Hermann is registered as an Investment Advisor with the State of Texas, a Chartered Financial Analyst and, as an independent contractor, offers general securities through SWS Financial. In 1997, he was employed by Kuhns Brothers & Company, Inc., as a principal and Executive Vice President. For the previous nine years, he was employed by WR Lazard, Laidlaw and Luther, Inc., a securities brokerage firm, as Vice President, Securities Analyst and Portfolio Manager. Mr. Hermann has been an NASD Board of Arbitrators Member since 1991.

   Kevin J. Maroni became a director of the Company in April 1998 as one of the two designees of the Series A preferred stockholders. Mr. Maroni is a managing general partner of Spectrum which he joined at inception in 1994. Spectrum is a leading private equity fund which manages over $2.7 billion of capital for investment in the communications service and infrastructure industries. Prior to joining Spectrum, he worked at Time Warner Telecommunications and Harvard Management Company. Mr. Maroni is a director of Adero, Inc.; PathNet, Inc.; Formus Communications, Inc.; SevenSpace, Inc.; Mobile Satellite Ventures, LLC; and Dominion 700, Inc.
Mr. Maroni received an M.B.A. from Harvard Business School and a B.A. from the University of Michigan.

   J. Richard Murphy became a director of the Company in August 1995.
Mr. Murphy is a managing director of Baldwin & Clarke Corporate Finance, Inc., a Bedford, New Hampshire investment banking firm which he joined August 2, 1999. Mr. Murphy was the director of the Corporate Advisory Group of Moody, Cavanaugh and Company, LLP, a North Andover, Massachusetts public accounting firm, from April 1996 to August 1999. Mr. Murphy was an officer, director and principal stockholder from 1990 to 1996 of Arlington Data Corporation, a systems integration company located in Amesbury, Massachusetts; from 1992 to 1996 of Arlington Data Consultants, Inc., a company engaged in the installation and maintenance of computer systems and hardware; and from 1994 to 1996 of Computer Emporium, Inc., a company engaged in processing parking violations for municipalities. In June 1996, Arlington Data Corporation filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.

   Mark E. Nunnelly became director of the Company in June 2000 as a designee of Bain Capital, Inc. He joined Bain Capital as a General Partner in 1990 and has served as Managing Director since April 1993. Mr. Nunnelly also serves on the Board of Directors of Domino's, DoubleClick, Stream International, Modus Media International, Eschelon Telecom, and eCredit.com. Mr. Nunnelly received an M.B.A. from Harvard Business School and a B.A. from Centre College.

   Carl Redfield became a director of the Company in January 1999. He has been Senior Vice President, Manufacturing and Logistics of Cisco since February 1997. From September 1993 to February 1997 he was Vice President of Manufacturing. Mr. Redfield also is a director of VA Linux Systems Inc., iBasis Inc. and Broadwing Inc.

   Richard J. Santagati became a director of the Company in September
1991. He has been the President of Merrimack College in North Andover, Massachusetts since 1994. From March 1992 to February 1994, Mr. Santagati was the Chairman of the Board, Chief Executive Officer and President of Artel Communications Corp., a publicly held data communications firm located in Hudson, Massachusetts. Mr. Santagati also serves as a director of Celerity Solutions, Inc., a software company.

   Ralph C. Sillari became a director of the Company in October 1997.
Since 1991, Mr. Sillari has been employed by Fleet National Bank where he is currently an Executive Vice President, Manager of Regional Banking.

   Scott M. Sperling became a director of the Company in May 2000 as a designee of Thomas H. Lee Company. He has been a Managing Director of Thomas H. Lee Company since July 1994 and is also President of TH Lee, Putnam Capital, Trustee of THL Equity Trust III and Managing Director of THL Equity Advisors IV, LLC. Mr. Sperling is currently a Director of Fisher Scientific International, Inc., GenTek, Inc., Safelite Glass Corp., LiveWire Systems LLC, Wyndham International, GoodHome.com and several private companies. He holds an MBA degree from Harvard University and a B.S. from Purdue University.

   Ralph S. Troupe became a director of the Company in May 1999. In October 1999, Mr. Troupe co-founded Callisma (formerly known as Rt.1 Solutions), a network services company focusing on all key aspects of complex network planning, design and implementation, and serves as its President and Chief Executive Officer. From January 1993 to October 1999, Mr. Troupe was employed by International Network Services, most recently as Vice President of North American Field Operations, East. Mr. Troupe holds a B.S. degree from Northeastern University and is a 1998 graduate of the Harvard Business School Advanced Management Program for International Senior Managers.


Director Compensation

   Non-employee directors receive an annual retainer of $16,000. At each annual meeting, each non-employee director is granted an option to purchase 10,000 shares of our common stock, at an exercise price equal to the fair market value of the common stock. On July 27, 2000, all of our directors (except Robert J. Fabbricatore) were granted options to purchase 10,000 shares of Common Stock at an exercise price of $24.063 per share.


Committees of the Board of Directors

   Our Board of Directors has established an audit committee, a compensation committee, a finance committee, a governance committee and a nominating committee.

   The audit committee consists of Messrs. Murphy, Hermann, Nunnelly and Sillari, all of whom are independent directors. The audit committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board in fulfilling its fiduciary and corporate accountability responsibilities. Members of the Company's finance and accounting departments periodically meet with the audit committee and always have unrestricted direct access to the audit committee members. During the nine month transition period ended December 31, 2000, the audit committee held five meetings.

   The compensation committee consists of Messrs. Santagati, Murphy, Nunnelly, Redfield and Ms. Courage. The compensation committee establishes compensation and benefits for our senior executives. The committee also determines the number and terms of stock options granted to employees, directors and consultants under our stock option plans. During the nine month transition period ended December 31, 2000, the compensation committee held six meetings.

   The finance committee consists of Messrs. Maroni, Sillari, Hermann and Ms. Courage. The finance committee evaluates and reports to the Board of Directors with respect to plans for corporate expansion, capital structure and long-range capital requirements. The finance committee also considers and reports to the Board with respect to such other matters relating to the financial affairs of the Company as may be requested by the Board of Directors or the appropriate officers of the Company. During the nine month transition period ended December 31, 2000, the finance committee held five meetings.

   The governance committee consists of Ms. Courage and Messrs. Maroni, Nunnelly, Redfield and Santagati. The governance committee reviews and makes recommendations with respect to the nature, requirements and procedures covering the operations of the Company, the Board of Directors and its committees. The governance committee was established in January 2001.

   The nominating committee consists of Messrs. Redfield, Santagati, Sperling and Troupe. The nominating committee recommends candidates for nomination to the board of directors. The committee also reviews and makes recommendations regarding compensation for non-employee directors. The nominating committee does not consider nominees recommended by security holders. During the nine month transition period ended December 31, 2000, the nominating committee held one meeting.

   During the nine month transition period ended December 31, 2000, all directors and committee members attended more than 85% of their respective meetings.


Report of the Audit Committee


  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  During 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on July 27, 2000. The complete text of new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this proxy statement.

  As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  . first, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

  . second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  . third, the Audit Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal control program.

  The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met a total of six times during calendar year 2000.

  In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).


  With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Finally, the Audit Committee continued to monitor the scope and adequacy of the Company's internal control program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

  On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the nine-month transition period ended December 31, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

J. Richard Murphy, Chairman
Henry Hermann
Mark E. Nunnelly
Ralph C. Sillari



Executive Compensation

   The following table provides summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly paid executive officers (the "Named Executive Officers") during the nine month transition period ended December 31, 2000, and the fiscal years ended March 31, 2000 and 1999.:

Summary Compensation Table

                                                       Long Term Compensation
                                                     ---------------------------
                                                       Securities
                           Period                       Underlying    All Other
                           Ending    Salary   Bonus  Options (#)(1) Compensation (3)
                         ---------- -------- ------- -------------- -----------------
Robert J. Fabbricatore     12/31/00  $180,000  45,000          0        41,100(2)
 Chairman and              03/31/00   240,000  75,000          0        22,000(2)
 Chief Executive Officer   03/31/99   240,000  78,000    225,000        20,900(2)

Steven P. Milton,          12/31/00   150,000  37,300          0         3,000
 President and             03/31/00   200,000  62,500          0         4,625
 Chief Operating Officer   03/31/99   150,000  54,500    150,000         5,625

Frederic Kunzi, Executive  12/31/00   138,750  30,000          0         3,375
 Vice President & Chief    03/31/00   167,500  75,787     75,000         5,888
 Technology Officer        03/31/99    97,788   4,167    150,000             0

David E. Mahan,            12/31/00    90,000  30,000          0         3,375
 Executive Vice President  03/31/00   120,000  50,000          0         4,025
 -Marketing and Strategic  03/31/99   110,000  52,000     30,000         4,440
  Planning

John D. Pittenger,         12/31/00    82,500  30,000          0         3,375
 Executive Vice President  03/31/00   110,000  50,000          0         4,200
 -Finance & Administration 03/31/99   100,000  62,000     54,000         4,860
  Chief Financial Officer
  Treasurer, & Secretary

- --------
(1) All "Securities Underlying Options" gives effect to the March 17, 2000 three-for-two stock split.
(2) Includes 50% matching contributions of the first 6% in the amounts of $3,900, $4,500 and $4,800 for the nine month transition period ended December 31, 2000 and the fiscal years ended March 31, 2000 and 1999 to the Company's 401(k) Savings Plan. Also included is the actuarial benefit on the "split-dollar" life insurance policy for the benefit of Mr. Fabbricatore in the amounts of $37,200, $17,500 and $16,100 for the same periods.
(3) Includes 50% matching contributions up to 6% to the Company's 401(k) Savings Plan.



Option Grants in Last Fiscal Year

   There were no options grants to any of the Named Executive Officers during the nine month transition period ended December 31, 2000.

 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information concerning the exercise of options by the Named Executive Officers during nine month transition period ended December 31, 2000 and the December 31, 2000 aggregate value of unexercised options held by each of the Named Executive Officers.



                                                     Number of Securities    Value of Unexercised
                                                    Underlying Unexercised   in-the-Money Options
                                                       Options at Fiscal    at Fiscal Year End ($)
                                                        Year-End (#)(1)             (1)(2)
                             Shares                 ----------------------- -----------------------
                          acquired on     Value          Exercisable/            Exercisable/
                         exercise(1)(#) Realized ($)      Unexercisable           Unexercisable
                         ------------- ------------ ----------------------- -----------------------
Robert J. Fabbricatore          0               0    196,874     140,625            0          0
Steven P. Milton                0               0    159,375     103,125            0          0
Frederic Kunzi             10,000         194,167    110,164      78,750       75,341     14,844
David E. Mahan            198,524       3,966,658          0      45,000            0          0
John D. Pittenger               0               0     71,999      42,000            0          0

--------


(1) All shares and amounts, as necessary, have been adjusted to reflect the three-for-two stock split effected in March 2000.
(2) Assumes a fair market value of the Common Stock at December 31, 2000 of $4.625 per share.




Board Compensation Committee Report on Executive Compensation

   During the nine month transition period ended December 31, 2000, the compensation committee, comprised of three independent non-employee directors, made decisions regarding executive compensation. The compensation committee is charged with establishing and administering the policies and plans which govern compensation for executive officers, including those individuals listed in the compensation tables in this proxy statement. The compensation committee also determines the number and terms of stock options granted to our employees, directors and consultants under our stock option plans.

   Compensation Policies. Our executive compensation philosophy is to provide compensation opportunities for our officers which are competitive within our industry and community so that we can attract and retain high quality executives and to align the interests of our executives and stockholders by providing for payment of a significant portion of executive compensation in the form of bonuses based on the our sales performance. Thus, the value generated for our stockholders is a key factor in determining the value ultimately received by the executive officers.

   Base Salary. We establish base salaries for executive officers at levels we consider appropriate in light of the scope of the duties and responsibilities for each officer's position. We provide annual increases in base salary to further protect our vested interest due to their prior service and key strategic roles.

   Bonus. Each executive officer receives a bonus conditional upon the achievement of certain quarterly performance goals set by management. During the two fiscal years ended March 31, 2000 and the nine month transition period ended December 31,2000, CTC has exceeded the performance goals. We believe that the establishment of performance goals is the most objective measurement of executive performance during the relevant period, where CTC's overriding objective is to build its business by increasing sales.

   Stock Options. Incentive stock options are granted to executive officers at the discretion of the compensation committee. In general, stock options are granted with an exercise price equal to the fair market value of our common stock on the date of the grant. If an option recipient owns more than ten percent of our common stock, the options are granted with an exercise price equal to 110% of the fair market value of our stock on such date. Stock options become exercisable in full in installments over periods of three or more years and have terms of up to ten years from the date of the grant. Stock options thus provide incentive for the creation of stockholder value over the long term since the full benefit of the option cannot be realized unless an appreciation in the price of our common stock occurs over a specified number of years and the executive officer remains employed for the periods required for the stock options to become exercisable.

   CEO Compensation. During the nine month transition period ended December 31, 2000, and the fiscal years ended March 31, 2000 and 1999, the Company's most highly compensated officer was Robert J. Fabbricatore, Chairman of the Board and Chief Executive Officer, who received an annualized base salary of $240,000 during each period and bonuses aggregating $45,000 during the nine months ended December 31, 2000, $75,000 during the fiscal year ended March 31, 2000, and $78,000 during the fiscal year ended March 31, 1999.

   Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code denies publicly held companies a deduction for compensation paid to a named executive officer in a taxable year to the extent it exceeds $1 million per officer, unless the compensation qualifies as "performance based compensation." The Committee has no present policy with respect to Section 162(m).

The Compensation Committee
Richard J. Santagati, Kevin J. Maroni and J. Richard Murphy

Performance Graph

   The following table shows a comparison of cumulative total return to stockholders for our common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period December 31, 1995 through December 31, 2000.

The table assumes $100 invested on December 31, 1995 in CTC Communications Group, Inc. Common Stock, the Nasdaq Composite Index (Nasdaq US) and the Nasdaq Telecommunications Index (Nasdaq Telecom).

                          [LINE GRAPH APPEARS HERE]

-----------------------------------------------------------------------------
 Date    CTC Communications Group    Nasdaq Telecomm           Nasdaq US
-----------------------------------------------------------------------------
31-Dec-95         100                   100                      100
-----------------------------------------------------------------------------
31-Dec-96          59                   102                      123
-----------------------------------------------------------------------------
31-Dec-97          98                   149                      151
-----------------------------------------------------------------------------
31-Dec-98          62                   247                      213
-----------------------------------------------------------------------------
31-Dec-99         289                   438                      395
-----------------------------------------------------------------------------
31-Dec-00          51                   188                      238
-----------------------------------------------------------------------------

       Certain Relationships and Related Transactions

   We lease office space from a trust, of which Robert J. Fabbricatore, our Chairman and Chief Executive Officer, is a beneficiary. Rental payments under the lease totaled approximately $38,688 for the nine months ended December 31, 2000. We sublease part of our Waltham and New York facilities at our cost to Comm-Tract Corp., a company in which Mr. Fabbricatore is a principal stockholder. Sublease income totaled $100,862 for the nine months ended December 31, 2000. We also contract with Comm-Tract Corp. for outsourced purchasing personnel, the installation of telephone lines and for the service and maintenance of equipment marketed by the Company. During the nine months ended December 31, 2000, Comm-Tract Corp. provided us with services, inventory and equipment totaling $3,928,713. We also leased a boat for part of the year from Epiphany Ventures, an entity in which Mr. Fabbricatore is a principal, at a cost of $84,040 during the nine months ended December 31, 2000. The boat was used for sales and marketing of customer programs. We believe that the payments to the trust, Comm-Tract Corp. and Epiphany Ventures are comparable to the costs for such services, inventory and equipment, and for rentals of similar facilities, which we would be required to pay to unaffiliated individuals in arms-length transactions.

   During the nine months ended December 31, 2000, we made advances aggregating $6,375,135 to several executive officers evidenced by fully secured promissory notes bearing interest at an annual rate of 10.75% as follows: Robert J. Fabbricatore, $4,650,515; Michael Donnellan, $650,509; Frederic Kunzi, $309,950; Thomas Fabbricatore, $420,766; and Anthony Vermette, $343,395. During March 2001, the principal and accrued interest of $5,414,676 on these advances was repaid in full with the exception of the advances aggregating $960,459, exclusive of interest, made to Messrs. Donnellan and Kunzi.

   In May 2000, we entered into a 15 year lease for approximately 71,250 feet from Telecom Realty, LLC, at initial annual base rental of $1,778,100. Payments under the lease for the nine months ended December 31, 2000 totaled $1,162,982. We funded an escrow account guarantee of $2.5 million with the lessor and $889,050 as a security deposit during the nine months ended December 31, 2000. Robert J. Fabbricatore and Thomas Fabbricatore, own a majority of the membership interests in the lessor. Steven P. Milton, Michael Donnellan and John D. Pittenger, executive officers of the Company, own minority membership interests in the lessor. We believe that the rent required to be paid under this lease is comparable to the rent we would be required to pay to unaffiliated individuals in arms-length transactions for similar facilities.

   In April 1998, we privately placed 666,666 shares of our Series A convertible preferred stock and warrants to purchase 200,000 shares of our common stock with Spectrum and other investors in exchange for $12.0 million in cash. In March 2000, all of the shares of the Series A convertible preferred stock were converted into 2,376,660 shares of our common stock. We granted Spectrum customary registration and other rights as part of this transaction. Kevin Maroni, an affiliate of Spectrum, became a member of our Board of Directors as part of the transaction.

   Carl Redfield, one of our directors, is an executive officer of Cisco Systems, Inc. ("Cisco"). We have purchased most of our network equipment from Cisco. During the nine months ended December 31, 2000, we incurred both network equipment and maintenance costs of approximately $60 million. We also secured a $25 million vendor credit facility from Cisco Capital, an affiliate of Cisco, of which approximately $14 million was outstanding as of December 31, 2000.

   Ralph Sillari, one of our directors, is an Executive Vice President of Fleet National Bank. We secured a $75 million senior secured credit facility from Fleet which was repaid in March 2000. During the nine months ended December 31, 2000, we paid approximately $73,000 in bank service fees to Fleet.

   Katherine D. Courage, one of our directors, is a Managing Director of Credit Suisse First Boston, one of the underwriters of our July 1999 public offering and the Documentation Agent for the Toronto Dominion Bank $225 million senior secured credit facility which closed in June 2000. For the nine months ended December 31, 2000, we paid interest, upfront and amendment fees totaling $12,360,040 to Toronto Dominion Bank under the facility. Credit Suisse First Boston Equity Partners, L.P., as a Series B preferred stockholder, has appointed Ms. Courage as its designee to the Company's Board of Directors and as of December 31, 2000 dividends in the amount of $2,620,833 have accrued on the Series B preferred shares owned by Credit Suisse and its affiliates.

   Ms. Courage is also a director of NorthEast Optic Network, from which we agreed to lease approximately $5.5 million of transmission facilities and $3.3 million of dark fiber. During the nine months ended December 31, 2000, payments to NorthEast Optic Network under these leases aggregated $1,356,650.

   Mark E. Nunnelly, who became a director in June 2000, is a general partner of BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C, which purchased an aggregate of 2,952 shares of Series B Convertible Preferred Stock for $2,952,000. The shares have accrued dividends in the amount of $154,737 as of December 31, 2000. The Series B Convertible Preferred Stockholders received customary registration rights as part of the transaction.

   Scott M. Sperling, who became a director in June 2000, is a Managing Director of Thomas H. Lee Equity Fund IV, Thomas H. Lee Foreign Fund IV and Thomas H. Lee Foreign Fund IV-B (collectively, the "Funds"). In June 2000, Mr. Sperling purchased 184 shares of Series B Convertible Preferred Stock for $184,000 and the Funds purchased an aggregate of 70,879 shares for $70,879,000. The shares have accrued dividends in the amount of $3,724,930 as of December 31, 2000. The Series B Convertible Preferred Stockholders received customary registration rights as part of the transaction.

  Ralph S. Troupe, who became a director of the Company in May 1999, is President and Chief Executive Officer of Callisma (formerly known as Rt.1 Solutions). We have entered into an agreement with Callisma under which Callisma has agreed to provide us consulting services relating to e-commerce. During the nine months ended December 31, 2000, we paid Callisma approximately $600,000 under the agreement.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

   Based solely on our review of copies of the filings under Section 16(a) of the Securities Exchange Act of 1934 received by us, we believe that during the nine month transition period ended December 31, 2000 our directors, executive officers and beneficial owners of greater than ten percent of our common stock filed all required reports under Section 16 of the Exchange Act.

Expense of Solicitation

   The Company will bear all costs connected with the solicitation of proxies. We will reimburse brokers and other persons holding stock for the benefit of others for their expenses in forwarding proxies and accompanying material to the beneficial owners of such stock and obtaining their proxies. We will solicit proxies by mail, telephone, telegraph or otherwise, and some of the directors, officers and regular employees of the Company may assist in the solicitation without additional compensation. We do not expect to incur more than $10,000 of solicitation expenses. We have not incurred any solicitation expenses to date.

                            Stockholders' Proposals

   If you wish to present a proposal to be voted on at the 2002 annual meeting of stockholders, you must, at the time the proposal is submitted:

  . be a record or beneficial owner of at least one (1%) percent or two thousand ($2,000.00) dollars in market value of the class of securities entitled to vote at the meeting;
  . have held such securities for at least one (1) year; and . continue to own such securities through the date on which the 2002 annual meeting is held.

   To be included in the management proxy statement, your proposal must be received at our executive offices no later than March 31, 2002. Under our by-laws, stockholders who wish to make a proposal at the 2001 annual meeting-- other than one that will be included in the management proxy statement--must notify us no earlier than March 11, 2002 and no later than April 11, 2002. If you fail to notify us of such a proposal by April 11, 2002, then the proxies that management solicits for the 2001 annual meeting will include discretionary authority to vote on any such proposal in the event it is properly brought before the meeting. We suggest that you submit any proposal by certified mail, return receipt requested, to remove any question as to the date on which a proposal is received by the Board of Directors.


                 Other Matters That May Come Before the Meeting

   The Board of Directors knows of no other matters which may be presented at the annual meeting, but if other matters do properly come before the annual meeting, the board intends that the persons named in the Proxy will vote according to their best judgment.

   We request you to date, sign and return the proxy in the enclosed postage-paid envelope. If you attend the annual meeting, you may revoke your proxy at that time and vote in person if you so desire, otherwise your proxy will be voted for you.


                                       By order of the Board of Directors,
                                             Robert J. Fabbricatore,
                                       Chairman and Chief Executive Officer
May  , 2001

Charter of the Audit Committee
of the Board of Directors
of
CTC Communications Group, Inc.


Organization

This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Audit Committee, shall be appointed by the Board of Directors and shall consist of at least three members of the Board, each of whom shall be independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. Each member of the Audit Committee shall be able to read and understand fundamental financial statements including a company's balance sheet, income statement and cash flow statement. In addition, at least one member must have had past employment experience in finance or accounting or any other comparable experience that has resulted in the member's financial sophistication.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditor, the internal auditor, if any, and the financial management of the Company. The Company's independent auditor shall be ultimately responsible to the Board of Directors and the Audit Committee as representatives of the Company's shareholders. The Board of Directors shall have the authority and responsibility to select and where appropriate, to remove, the outside auditor.

Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

In carrying out these responsibilities, the Audit Committee will:

? Review, evaluate and recommend to the Board of Directors the independent auditor to be selected to audit the financial statements of the Company and its divisions and subsidiaries, if any and where appropriate, the replacement of the independent auditor.

? Take appropriate action to oversee the independence of the Company's independent auditor including the following:

? Receive from the independent auditor each year a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independent Standards Board Standard 1, as it may be modified or supplemented.

? Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the auditor.

? Meet with the independent auditor, the Company's internal auditor, if any, and financial and accounting personnel, to discuss the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Audit Committee periodically shall review Company policy statements to determine their adherence to any code of conduct prescribed by the Board of Directors.

? Review the internal audit function of the Company, if any, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

? Review and discuss the financial statements contained in the annual report on Form 10-K with management and the independent auditors prior to the filing of the Form 10-K to determine that management and the independent auditor are satisfied with the disclosure and content of the financial statements, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Any changes in accounting principles should be reviewed.

? Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

? Provide sufficient opportunity for the independent auditor and internal auditor, if any, to meet with the members of the Audit Committee without members of management present. Items for discussion in these meetings include the independent auditor's evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

? Review accounting and financial human resources and succession planning within the Company.

? Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

? Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that it is appropriate.

PROXY

CTC COMMUNICATIONS GROUP, INC.
2001 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Leonard R. Glass and Kim Graziano and each of them, the true and lawful attorneys and agents for the undersigned, with full power of substitution, for and in the name of the undersigned, to act for the undersigned and vote all stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of CTC Communications Group, Inc. to be held on Monday, June 11, 2001 at 9:30 a.m., local time, at the executive offices of the Company, 220 Bear Hill Road, Waltham, Massachusetts, and at any and all adjournments thereof, on the matters listed on the reverse side of this card.

The undersigned hereby acknowledges receipt of the Annual Report to Stockholders for the Fiscal Year ended December 31, 2000, Proxy Statement and Notice of Annual Meeting dated May 3, 2001.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO SERVE AS CLASS I DIRECTORS AND IN FAVOR OF PROPOSALS 2 AND 3.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


(Please sign exactly as your name appears on your stock certificate. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the Proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.)

Has your address changed?         Do you have any comments?

- ------------------------------ -------------------------------
- ------------------------------ -------------------------------
- ------------------------------ -------------------------------

[X]     PLEASE MARK VOTES                      CTC COMMUNICATIONS GROUP, INC.
        AS IN THIS EXAMPLE

(1) In favor of the following nominees as Class I Directors to serve until the Annual Meeting of Stockholders in 2004, and until each successor is duly elected and qualified;

FOR ALL  [ ]   WITHHOLD  [ ]      FOR ALL EXCEPT  [ ]
HENRY HERMANN          KEVIN J. MARONI
CARL REDFIELD          RALPH C. SILLARI
         Instruction: To withhold authority to vote for a nominee, check the "FOR ALL EXCEPT" box and strike a line through the nominee's name in the list above. Unless authority to vote for all nominees is withheld, this proxy will be deemed to confer authority to vote for each nominee whose name is not struck.


(2) Ratify the appointment of Ernst & Young LLP as the independent accountants of the Company.

FOR  [  ]     AGAINST  [  ]                 ABSTAIN [  ]

(3) In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.

FOR  [  ]     AGAINST   [  ]                 ABSTAIN [  ]

Mark the box at right if comments or address change have been noted on the
reverse side of this card. [   ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER(S).  IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Please be sure to sign and date this Proxy.

Date________________

Stockholder sign here_____________________________
Co-owner sign here________________________________